UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2009
CBS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 975-4321
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     On May 8, 2009, CBS Corporation (the “Company”) and CBS Operations Inc., the guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), with respect to the Company’s issuance and sale of $400,000,000 aggregate principal amount of its 8.200% Senior Notes due 2014 (the “2014 Notes”) and $350,000,000 aggregate principal amount of its 8.875% Senior Notes due 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Notes”). The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (No. 333-154962). The Underwriting Agreement has been filed as Exhibit 1.1, the form of Note for the 2014 Notes has been filed as Exhibit 4.1, the form of Note for the 2019 Notes has been filed as Exhibit 4.2 and the form of guarantee for each of the 2014 Notes and 2019 Notes has been filed as Exhibit 4.3 to this Current Report on Form 8-K, and each is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.     The following exhibits are filed as part of this report on Form 8-K:

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement, dated May 8, 2009, among CBS Corporation, CBS Operations Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the underwriters named in Schedule 1 thereto.

4.1	Form of Note for the 2014 Notes.

4.2	Form of Note for the 2019 Notes.

4.3	Form of Guarantee for each of the 2014 Notes and 2019 Notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION (Registrant)
By:	/s/ Fredric G. Reynolds
	Name:	Fredric G. Reynolds
	Title:	Executive Vice President and Chief Financial Officer

Date: May 13, 2009

Exhibit Index

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement, dated May 8, 2009, among CBS Corporation, CBS Operations Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the underwriters named in Schedule 1 thereto.

4.1	Form of Note for the 2014 Notes.

4.2	Form of Note for the 2019 Notes.

4.3	Form of Guarantee for each of the 2014 Notes and 2019 Notes.